UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 2, 2014

Date of Report (Date of earliest event reported)

DIRECTV

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34554	26-4772533
(Commission File Number)	(IRS Employer Identification No.)

2260 East Imperial Highway
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 964-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Underwriting Agreement

On December 2, 2014, DIRECTV Holdings LLC (“Holdings”) and DIRECTV Financing Co., Inc. (“Finance Co.” and collectively with Holdings, the “Issuers”), which are indirect, wholly-owned subsidiaries of DIRECTV, entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., J.P, Morgan Securities LLC, Morgan Stanley & Co. LLC, and Santander Investment Securities Inc. as representatives of the several underwriters listed in Schedule 1 thereto (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Issuers agreed to issue and sell, and the Underwriters agreed to purchase for resale to the public $1,200,000,000 aggregate principal amount of 3.95% Senior Notes due 2025 (the “Notes”).

The delivery of the Notes is expected to be made to investors in book-entry form through The Depository Trust Company and its participants on or about December 11, 2014.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is filed with this report:

Exhibit No.	Description
1.1

Underwriting Agreement, dated December 2, 2014, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and Barclays Capital Inc., J.P, Morgan Securities LLC, Morgan Stanley & Co. LLC, and Santander Investment Securities Inc. as representatives of the underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECTV

	By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President and General Counsel

Date: December 4, 2014

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated December 2, 2014, by and among DIRECTV Holdings LLC, DIRECTV Financing Co., Inc., the guarantors signatory thereto and Barclays Capital Inc., J.P, Morgan Securities LLC, Morgan Stanley & Co. LLC, and Santander Investment Securities Inc. as representatives of the underwriters.